Exhibit 99.1

Payoneer Announces Second Quarter 2021 Financial Results

Strong Revenue Growth of 42% Demonstrates Continued Momentum

Full-Year 2021 Revenue Guidance Raised

Expect Positive Adjusted EBITDA in 2021

NEW YORK, NY – August 11, 2021 – Payoneer Global Inc. (“Payoneer”) (NASDAQ: PAYO), the commerce technology company powering payments and growth for the new global economy, today reported financial results for its second quarter ended June 30, 2021.

Financial Highlights

Second Quarter 2021 versus Second Quarter 2020

•	Revenue increased 42% to $110.9 million as compared to $78.4 million in 2020.
-	Volume increased 29% to $13.6 billion as compared to $10.5 billion in 2020.
-	Revenue as a percentage of volume (“Take Rate”) increased to 82 basis points from 75 basis points in 2020.
•	Transaction costs improved to 26% of revenue compared to 30% of revenue in 2020.
•	Net loss of $12.4 million compared to a net loss of $6.7 million in 2020.
•	Adjusted EBITDA of $0.7 million compared to $1.4 million in 2020.

“We delivered strong results in our first quarter as a public company. The momentum that we have been building over the past year continued as we delivered revenues well ahead of our internal targets. Given our strong performance we are raising the full-year revenue outlook and expect to generate positive adjusted EBITDA in 2021,“ said Scott Galit, Chief Executive Officer of Payoneer.

“We continue to execute on our long-term strategy to be the world’s go-to-partner for digital commerce everywhere. By driving growth as a trusted partner for marketplace ecosystems and investing to deliver even more value for more customers with B2B AP/AR, Merchant Services, Working Capital and Commercial Cards, we believe we are well-positioned to benefit for many years to come from the strong tailwinds provided by digitalization trends globally. The unique platform, team, network effects, compliance capabilities and global footprint we have built provides a strong underpinning for the future. We achieved a significant milestone in June by becoming a public company, and I’m excited for the whole Payoneer team, our customers, and investors to begin this next phase of our growth together,” concluded Galit.

2021 Guidance

“We are raising guidance for full year 2021 revenues to grow approximately 28%-30% over 2020, up from our previous guidance of 25% growth. The increase in revenue guidance reflects higher take rate expectations that will more than offset lower than expected volume growth. We have also updated our transaction costs guidance to reflect improved performance. Finally, while we continue to invest aggressively in our platform and products for future growth, our better-than-expected first half allows us to forecast positive adjusted EBITDA for full year 2021,” said Michael Levine, Chief Financial Officer of Payoneer.

2021 guidance as follows:

2021
Volume	$57 billion - $60 billion
Revenue	$442 million - $448 million
Transaction costs (1)	$112 million - $113 million
Adjusted EBITDA (2)	$1 million - $3 million

(1)	Based on using 25.3% as % of revenue.
(2)	Please refer to “Financial Information; Non-GAAP Financial Measures” below.

Webcast

Payoneer will host a live webcast of its earnings conference call with the investment community beginning at 5:30 p.m. ET Wednesday, August 11, 2021. To access the webcast, go to the investor relations section of the Company’s website at https://investor.payoneer.com. A replay will be available on the investor relations website following the call.

About Payoneer

Payoneer (NASDAQ: PAYO) is the world’s go-to partner for digital commerce, everywhere.  From borderless payments to boundless growth, Payoneer promises any business, in any market, the technology, connections and confidence to participate and flourish in the new global economy.

Since 2005, Payoneer has been imagining and engineering a truly global ecosystem so the entire world can realize its potential. Powering growth for customers ranging from aspiring entrepreneurs in emerging markets to the world’s leading digital brands like Airbnb, Amazon, Google, Upwork and Walmart, Payoneer offers a universe of opportunities, open to you.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future volume, revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the outcome of any legal proceedings, including following the announcement of the business combination with FTAC Olympus Acquisition Corp. (the “Reorganization”) and any definitive agreements with respect thereto; (2) the ongoing ability to meet the Nasdaq’s listing standards following the consummation of the Reorganization; (3) the risk that the Reorganization disrupts current plans and operations of Payoneer; (4) the ability to recognize the anticipated benefits of the Reorganization, which may be affected by, among other things, competition, the ability of Payoneer to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (5) costs related to the Reorganization; (6) changes in applicable laws or regulations; (7) the possibility that Payoneer may be adversely affected by other economic, business and/or competitive factors; (8) Payoneer’s estimates of its financial performance; and (9) other risks and uncertainties set forth in Payoneer’s prospectus, and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the Securities and Exchange Commission. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses these non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which were included in the above prospectus and 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following item:

Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: Reorganization related expenses, M&A related expenses, stock-based compensation expenses, share in losses (gain) of associated company, gain from change in fair value of warrants, other financial expense (income), net, taxes on income, and depreciation and amortization. Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

In addition, guidance for fiscal year, where adjusted, is provided on a non-GAAP basis, which Payoneer will continue to identify as it reports its future financial results. The Company cannot reconcile its expected adjusted EBITDA to expected net income under “2021 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Company’s GAAP financial results.

Investor Contact:

Ignatius Njoku
Investor Relations
investor@payoneer.com

Media Contact:

Irina Marciano

PR@payoneer.com

TABLE  - 1

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF LOSS (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues	$110,927	$78,389	$211,533	$160,348
Transaction costs	28,521	23,782	48,676	48,575
Other operating expenses	32,010	19,643	58,624	39,495
Research and development expenses	18,541	11,150	35,194	21,724
Sales and marketing expenses	27,702	17,108	50,841	34,937
General and administrative expenses	18,163	8,307	28,681	16,133
Depreciation and amortization	4,351	4,130	9,028	8,296
Total operating expenses	129,288	84,120	231,043	169,160
Operating loss	(18,361)	(5,731)	(19,510)	(8,812)
Financial income (expense):
Gain from change in fair value of Warrants	12,076	-	12,076	-
Other financial income (expense), net	(2,937)	1,381	(3,559)	(422)
Financial income (expense), net	9,139	1,381	8,517	(422)
Loss before income taxes on income	(9,222)	(4,350)	(10,993)	(9,234)
Taxes on income	3,197	2,227	4,928	4,800
Share in losses (gain) of associated company	(5)	83	1	105
Net Loss	$(12,414)	$(6,660)	$(15,922)	$(14,139)
Net loss per share attributable to common stockholders –basic and diluted	$(0.63)	$(0.22)	$(0.84)	$(0.47)
Weighted average number of shares used in
computing loss per share - basic and diluted	66,744,348	44,474,388	58,702,320	43,023,819

TABLE  - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss	$(12,414)	$(6,660)	$(15,922)	(14,139)
Depreciation and amortization	4,351	4,130	9,028	8,296
Taxes on income	3,197	2,227	4,928	4,800
Other financial expense (income), net	2,937	(1,381)	3,559	422
Non-GAAP EBITDA	(1,929)	(1,684)	1,593	(621)
Stock based compensation expenses (1)	10,671	2,982	14,968	5,160
Reorganization related expenses (2)	5,087	-	5,087	-
Share in losses (gain) of associated company	(5)	83	1	105
M&A related expenses (3)	(1,074)	-	(1,074)	-
Gain from change in fair value of Warrants (4)	(12,076)	-	(12,076)	-
Non-GAAP Adjusted EBITDA	$674	$1,381	$8,499	$4,644

(1) Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

(2) Represents the non-recurring reorganizational costs that were not recorded as a reduction of additional paid in capital. The amounts relate to legal and professional services associated with the Reorganization.

(3) Represents non-recurring  fair value adjustment of a liability related to our 2020 acquisition of Optile.

(4) Changes in the estimated fair value of the warrants are recognized as gain or loss on the statements of operations. The impact is removed from EBITDA as it represents market conditions that are not in control of the Company.

TABLE  - 3

PAYONEER GLOBAL INC.

RECONCILIATION OF LOSS PER SHARE TO ADJUSTED LOSS PER SHARE (UNAUDITED) (U.S. dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Numerator:
Net loss	(12,414)	(6,660)	(15,922)	(14,139)
Less dividends attributable to redeemable convertible preferred stock	29,611	2,990	33,632	5,904
Net loss attributable to common stockholders	$(42,025)	$(9,650)	$(49,554)	$(20,043)
Denominator:
Weighted average common shares outstanding – basic and diluted	66,744,348	44,474,388	58,702,320	43,023,819
Net loss per share attributable to common stockholders – basic and diluted	($0.63)	($0.22)	($0.84)	($0.47)

TABLE - 4

PAYONEER GLOBAL INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(U.S. dollars in thousands)

	June 30,	December 31,
	2021	2020
Assets:
Current assets:
Cash and cash equivalents	$498,706	$102,988
Restricted cash	2,716	26,394
Customer funds	3,634,211	3,346,722
Accounts receivables, net	12,247	17,843
CA recevables, net	49,226	66,095
Other current assets	18,833	10,417
Total current assets	4,215,939	3,570,459
Non-current assets:
Property, equipment and software, net	11,318	12,694
Goodwill	22,031	22,541
Intangible assets, net	35,231	34,415
Restricted cash	5,017	5,199
Deferred taxes	3,340	3,684
Investment in associated company	6,846	6,858
Severance pay fund	2,047	1,624
ROU Assets	15,747	-
Other assets	15,978	12,210
Total assets	$4,333,494	$3,669,684
Liabilities, Redeemable and Redeemable Convertible Preferred Stock and Shareholders’ Equity:
Current Liabilities:
Trade payables	$16,892	$17,245
Outstanding operating balances	3,634,211	3,346,722
Current portion of long-term debt	-	13,500
Redeemable preferred stock liability	39,804	-
Other payables	81,428	63,455
Total current liabilities	3,772,335	3,440,922
Non-Current Liabilities:
Long-term debt	-	26,525
Warrant liability	59,625	-
Other long term liabilities	19,751	12,403
Total liabilities	3,851,711	3,479,850
Commitments and contingencies
Redeemable convertible preferred stock, $0.01 par value, 209,529,798 shares authorized; 209,529,798 shares issued and outstanding; aggregate liquidation preference of $213,484 at December 31, 2020.	-	154,800
Redeemable preferred stock, $0.01 par value, 3,500 shares authorized; 3,500 shares issued and outstanding; aggregate liquidation preference of $36,520 at December 31, 2020.	-	10,735

Shareholders' equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at June 30, 2021. Common stock, $0.01 par value, 3,800,000,000 and 320,115,953 shares authorized; 338,351,977 and 48,608,176 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively.	3,384	486
Additional paid-in capital	550,952	79,706
Accumulated other comprehensive income	3,436	4,174
Accumulated deficit	(75,989)	(60,067)
Total shareholders' equity	481,783	24,299
Total liabilities redeemable preferred stock, redeemable convertible preferred stock and shareholders’ equity	$4,333,494	$3,669,684

TABLE - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(U.S. dollars in thousands)

	Six Months Ended
	June 30,
	2021	2020
Cash flows from operating activities
Net Loss	$(15,922)	$(14,139)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,028	8,296
Deferred taxes	344	1,458
Stock-based compensation expenses	15,128	5,280
Share in losses of associated company	1	104
Gain from change in fair value of Warrants	(12,076)	-
Transaction costs allocated to Warrants	5,087	-
Foreign currency re-measurement (gain) loss	861	(97)
Changes in operating assets and liabilities, net of business acquired:
Other current assets	(8,311)	2,638
Trade payables	(468)	(5,583)
Deferred revenue	1,862	(6)
Accounts receivables	5,560	3,167
CA extended to customers	(189,927)	(97,660)
CA collected from customers	206,796	122,257
Other payables	1,407	(12,547)
Other long-term liabilities	(3,582)	310
Operating lease right-of-use lease assets	4,676	-
Other assets	(3,768)	(2,193)
Net cash provided by operating activities	16,696	11,285

Cash flows from investing activities
Purchase of property, equipment and software	(2,044)	(3,240)
Capitalization of internal use software	(6,646)	(4,666)
Change in severance pay fund	(423)	145
Change in customer funds in transit	9,396	(15,082)
Acquisition of Optile, net of cash acquired	-	(15,482)
Net cash provided by (used) in investing activities	283	(38,325)

Cash flows from financing activities
Exercise of options	16,346	300
Outstanding operating balances	287,486	238,271
Proceeds from Reverse Recapitalization, net	108,643	-
Proceeds from PIPE financing, net	280,185	-
Repayment of outstanding debt	(40,025)	-
Net cash provided by financing activities	652,635	238,571

Effect of exchange rate changes on cash and cash equivalents	(871)	97

Net change in cash, cash equivalents, restricted cash and customer funds	668,743	211,628
Cash, cash equivalents, restricted cash and customer funds at beginning of the period	3,413,289	1,796,517
Cash, cash equivalents, restricted cash and customer funds at end of the period	$4,082,032	$2,008,145